Execution Version
SENIOR UNSECURED PROMISSORY NOTE
$5,156,485.19

September 6, 2023

FOR VALUE RECEIVED, SYSTEM1 OPCO, LLC, a Delaware limited liability company (the “Borrower”) agrees to pay to the order of MARC MEZZACCA (“Lender”) the aggregate principal amount of Five Million One Hundred Fifty-Six Thousand Four Hundred Eighty Five and 19/100 Dollars ($5,156,485.19) (the “Loan”), together with interest on the unpaid balance hereof at the rate set forth herein pursuant to the terms set forth herein (this “Note”). The principal amount of the Loan shall be deemed to include $79,126.82 of capitalized interest as of the date hereof. This Note is issued in lieu of and in substitution for payment of the Holdback Amount otherwise due to Lender under and (as defined in) that certain Agreement and Plan of Merger (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), dated as of March 4, 2022 by and among the Borrower, S1 Chariot Holdco, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Borrower (“Holdco”), S1 Chariot Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco, NextGen Shopping, LLC, a Delaware limited liability (f/k/a NextGen Shopping, Inc. “NextGen”), System1, Inc., a Delaware corporation (“System1”) and Shareholder Representative Services LLC, as Securityholder Representative. For the avoidance of doubt, the Merger Agreement is not part of this Note and no provisions of such Merger Agreement or documents relating thereto shall be deemed to apply to his Note.
1.Definitions: As used in this Note, the following terms shall have the meanings set forth below:
“Applicable Margin” means 3.15%; provided however that to the extent any amount of principal or interest due on the Loan is not paid when due (without regard to any applicable grace periods, if any), whether at stated maturity, by acceleration or otherwise, the Applicable Margin shall equal 5.00%.
“Borrower” has the meaning assigned to such term in the preamble to this Note.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the states where any Lender’s office is located; provided that when used in connection with the determination of Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.
“Closing Date” has the meaning specified in Section 11.
“Daily Simple SOFR” means, with respect to any applicable determination date, the greater of (a) the SOFR published on such date on the NYFRB’s website (or any successor source) and (b) 0.00%.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default Rate” means an interest rate equal to (i) Daily Simple SOFR, plus (ii) the Applicable Margin, plus (iii) 5.0% per annum.

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“Dollar” and “$” mean lawful money of the United States.
“Equity Proceeds” means the cash proceeds received from any Equity Sweep Event.
“Equity Sweep Event” means the issuance by the Borrower or any of its direct or indirect subsidiaries of any equity interests, or the receipt by the Borrower or any of its direct or indirect subsidiaries of any capital contribution, other than (a) any issuance of directors’ qualifying shares or of nominal amounts of other equity interests that are required to be held by specified persons under applicable law, or (b) any such issuance of equity interests to management or employees of the Borrower or any of its direct or indirect subsidiaries under any employee stock option or stock purchase plan or other employee benefit plan in existence from time to time.
“Event of Default” has the meaning specified in Section 13.
“Existing Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of January 27, 2022, among the Borrower, Bank of America, N.A., as administrative agent, and the other parties from time to time party thereto.
“Lender” has the meaning assigned to such term in the preamble to this Note.
“Loan” has the meaning assigned to such term in the preamble to this Note.
“Maturity Date” has the meaning specified in Section 2(a)(iv).
“Note” has the meaning assigned to such term in the preamble hereof.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all advances to, and debts, liabilities and monetary obligations of, the Borrower owing to Lender arising under this Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Other Agreement” has the meaning specified in Section 10.
“Other Lender” has the meaning specified in Section 10.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“SOFR” means the Secured Overnight Financing Rate as administered by the NYFRB (or a successor administrator).
“Strategic Transaction” means a “Change of Control” (as defined in the Existing Credit Agreement in effect as of the date hereof).
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the NYFRB is not open for business because such day is a legal holiday under the federal laws of the United States of America or the laws of the State of New York, as applicable.

2.Repayment; Prepayments.
(a)Mandatory Repayment. The Borrower shall repay to Lender the aggregate outstanding principal amount of the Loan (or in part, as applicable, with respect to clause (iv) below to the extent the proceeds received are insufficient to repay the entire outstanding principal amount), together with all accrued and unpaid interest and all other amounts payable hereunder, within one (1) Business Day of the occurrence of any of the following:
(i)the consummation of any Strategic Transaction;
(ii)the refinancing in full and termination of the Existing Credit Agreement;
(iii)the incurrence by the Borrower or any of its affiliates (excluding any affiliate that is a direct or indirect equityholder of the Borrower’s ultimate parent company) of any indebtedness (excluding any incurrence of indebtedness under the Revolving Credit Facility under and as defined in the Existing Credit Agreement and any factoring of receivables, if deemed indebtedness) in an aggregate principal amount equal to or in excess of $25,000,000;
(iv)any sale of assets of the Borrower or any of its affiliates (excluding any affiliate that is a direct or indirect equityholder of the Borrower’s ultimate parent company) (in one transaction or multiple related transactions) resulting in net cash proceeds in excess of $2,500,000 (the “De Minimis Threshold”); provided that the Borrower shall only be required to repay the Loan with such net cash proceeds received by such Person in excess of the De Minimis Threshold, including after giving effect to (x) the payment of any taxes associated with such asset sale and (y) any mandatory prepayment required under the Existing Credit Agreement; or
(v)July 1, 2024 (the “Maturity Date”).
(b)Equity Sweep Event. In the event and on each occasion that any Equity Proceeds are received by or on behalf of the Borrower or any of its affiliates (excluding any affiliate that is a direct or indirect equityholder of the Borrower’s ultimate parent company), the Borrower shall promptly prepay the Loan in accordance with Section 2(d) below in an amount equal to at least 50% of all such Equity Proceeds received.
(c)Required Amortization. The Loan shall amortize in four (4) installments of $1,300,154.84, which payments shall be due on April 1, 2024; May 1, 2024; June 1, 2024; and July 1, 2024. Each of the foregoing payments shall be accompanied by accrued and unpaid interest outstanding as of such payment date.
(d)Optional Prepayments. The Borrower may prepay, at any time and from time to time upon two (2) Business Days’ prior written notice to Lender, the outstanding principal balance of this Note, without fee, premium, or penalty; provided, however, that such prepayment also shall include any and all accrued but unpaid interest through and including the date of prepayment, plus any other sums which have become due to Lender under this Note on or before the date of prepayment but which have not been fully paid. Amounts repaid under this Note shall not be available to be re-borrowed.
(e)Application of Payments. Except as may be expressly provided in this Note to the contrary, all payments made with respect to this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs, or obligations (other than the outstanding principal balance of this Note and accrued but unpaid interest on this Note) for which the Borrower shall be obligated to pay or reimburse, as applicable, or to which Lender shall be entitled pursuant to the provisions of this Note, (ii) the payment of accrued but unpaid interest on this Note, and (iii) the payment of all or any portion of the then-outstanding principal balance of this Note. If an Event of Default exists under this Note, then Lender may, in his sole and absolute discretion, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii), or (iii) above without regard to the order of priority otherwise specified in this Section.
(f)Rescission of Payments; Unconditional Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower, or for any other reason, the Borrower’s obligation to make such payment shall be reinstated as though such payment had never been made. The Borrower is obligated to pay all principal, interest, costs, fees, expenses and any other obligations as specified under this Note, absolutely and unconditionally, without any abatement, postponement, diminution, deduction, offset, demand, counterclaim, or recoupment (each of which is hereby waived). Acceptance by Lender of any payment in an amount less than the amount then due on any obligations shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (i) waive or excuse the existence of an Event of Default, (ii) waive, impair or extinguish any right or remedy available to Lender hereunder, or (iii) waive the requirement of punctual payment and performance or constitute a novation in any respect.
(g)Payment Blockage. No direct or indirect payment by or on behalf of the Borrower or any of its affiliates of principal of or interest in respect of any third party indebtedness (excluding any payment of amounts owing under the Existing Credit Agreement), whether pursuant to the terms of the documentation evidencing such third party indebtedness, upon acceleration, pursuant to an offer to purchase or otherwise, shall be made if, at the time of such payment, there exists an Event of Default hereunder.
3.Expenses. The Borrower shall reimburse Lender (or other holder of this Note) for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of one law firm) incurred by Lender (or other holder of this Note) in connection with the transactions contemplated by this Note, including the negotiation, documentation and execution of this Note, and amendments or other modifications hereto and the enforcement or protection of the rights of Lender (or other holder of this Note) under this Note.
4.Place of Payment. All amounts payable hereunder shall be payable to Lender by wire transfer of immediately available funds into an account or accounts designated by Lender in writing from time to time. All payments shall be made in lawful money of United States and shall include all fees and costs, including any currency exchange costs, applicable to such payments.
5.Interest.
(a)Interest Rate. Subject to the provisions of subsection (b) below, the Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the Applicable Margin.
(b)Default Interest. If any amount of principal of the Loan or other amount payable by the Borrower under this Note is not paid when due (without regard to any applicable grace periods, if any), whether at stated maturity, by acceleration or otherwise, the outstanding principal amount of the Loan or such other amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to, the Default Rate, to the fullest extent permitted by applicable laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Payment of Interest. Interest on the Loan shall be due and payable in arrears on the last Business Day of each fiscal quarter occurring prior to the Maturity Date (commencing with the first fiscal quarter ending after the Closing Date) and at such other times as may be specified herein (including on the date of each amortization payment as described in Section 2(c)), in each case, in cash. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws.
(d)Calculation of Interest. Interest shall be computed hereunder on the basis of a 360-day year.
(e)Interest Rate Limitation. Notwithstanding anything in this Note to the contrary, the Borrower and Lender intend to strictly conform to all applicable usury laws. In no event, whether by reason of demand for payment or acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, or received by Lender under this Note, or otherwise exceed the maximum interest permitted by applicable laws. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum interest permitted by applicable laws, the interest payable to Lender shall be reduced automatically to the maximum interest permitted by applicable laws. If Lender shall ever receive anything of value deemed interest under applicable laws which would, apart from this paragraph, be in excess of the maximum interest permitted by applicable laws, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or if such amount of interest which would have been in excess of the maximum interest permitted by applicable laws exceeds the unpaid principal balance of this Note, such excess amount shall be promptly refunded to the Borrower. All interest paid or agreed to be paid pursuant to this Note to Lender shall, to the extent permitted by applicable laws, be amortized, prorated, allocated, and spread throughout the full stated term of this Note (including any renewal or extension, if applicable) so that the amount of interest on account of such indebtedness does not exceed the maximum interest permitted by applicable laws.
6.Fee. In consideration of Lender’s agreements hereunder, Borrower shall pay to Lender a fee equal to 12.00% of the original principal amount of the Loan (the “Deferral Fee”), which fee shall be fully earned on the Closing Date. Fifty percent (50%) of the Deferral Fee shall be payable on October 15, 2023, and the remaining fifty percent (50%) shall be payable on December 15, 2023. The Deferral Fee shall be paid in immediately available funds. Fees paid shall not be refundable under any circumstances.
7.Condition Precedent. The effectiveness of this Note is subject to Lender’s receipt of (the date of such receipt, the “Closing Date”): (a) an executed counterpart of this Note duly signed by the Borrower, (b) a copy of the resolutions or written consents of the Borrower authorizing the execution, delivery and performance of this Note and (c) a certificate good standing from the State of Delaware for each of the Borrower.
8.Events of Default. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

(a)Payment Default. The Borrower fails to make any payment of (i) principal of the Loan when due or (ii) interest or other amounts payable within five (5) Business Days after the same becomes due, in each case, under this Note.
(b)Other Defaults. The Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note and such failure continues for ten (10) days after notice thereof by Lender to the Borrower.
(c)Acceleration of the Obligations under the Existing Credit Agreement. An Event of Default (under and as defined in the Existing Credit Agreement) that results in the acceleration of any of the loans or other obligations outstanding thereunder.
(d)Letter Agreement. The failure of the Borrower or any of its Affiliates (as defined in the Merger Agreement) to make any of the payments required to be made under that certain Letter Agreement dated as of the date hereof by and between the Borrower and Lender.
(e)Insolvency. The dissolution or termination of the Borrower’s existence as a going concern (or any filing initiating proceedings with respect to the same), the insolvency of the Borrower, the appointment of a receiver over any part of the Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding, whether voluntary or involuntary, under any bankruptcy or insolvency laws by or against the Borrower.
(f)Continuity of Operations. The Borrower ceases operations, liquidates or dissolves.
(g)Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of the Borrower or any governmental agency, which is not stayed or dismissed within forty-five (45) days.
9.Lender’s Rights. Upon the occurrence of an Event of Default (after any applicable cure period has expired), Lender (or other holder of this Note) may, at its option and without notice or demand, (a) declare the outstanding principal balance of, and accrued but unpaid interest on, this Note at once due and payable, (b) pursue any and all other rights, remedies and recourse available to Lender (or other holder of this Note), at law or in equity, or (c) pursue any combination of the foregoing.
10.Most Favored Lender. The Borrower hereby agrees that from and after the date hereof, none of the terms offered to any Person providing credit to the Borrower (each, an “Other Lender”) pursuant to any other debt instrument or amendment to any existing debt instrument (each, an “Other Agreement”) will be more favorable than those terms offered to Lender under this Note (including, for the avoidance of doubt, with respect to all-in yield, weighted average life to maturity, fees, collateral security, subordination, required prepayments, prepayment premium, financial or other covenants or events of default); provided, however that the Borrower may grant collateral security to an Other Lender that is a commercial bank, debt fund, or other commercial lender regularly engaged in the business of making loans pursuant to an Other Agreement without the grant of such collateral security being subject to the terms of this Section 10. If and when, on or after the date hereof, the Borrower desires to enter into an Other Agreement, then (a) the Borrower shall provide prior written notice thereof to Lender (together with a copy of such Other Agreement) and (b) upon execution by the Borrower and such Other Lender of such Other Agreement, the terms and conditions of this Note shall be, without any further action by Lender or the Borrower, automatically amended and modified in an economically and legally equivalent manner such that Lender shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Agreement; provided that (i) upon written notice to the Borrower at any time Lender may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Note shall apply to the Lender as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to Lender and (ii) notwithstanding anything to the contrary contained herein, in no event shall the provisions set forth in this Section 10 apply to the Existing Credit Agreement (including, for the avoidance of doubt, any amendment thereto or refinancing thereof).
11.No Setoff. All payments of principal of and interest on the Loan and other amounts payable by the Borrower hereunder shall be made by the Borrower without setoff or counterclaim (including, for the avoidance of doubt, any such rights that exist under the Merger Agreement), and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.
12.Waiver. The Borrower expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by applicable laws, and diligence in the collection of this Note. No delay or omission of Lender in exercising any right under this Note or under applicable laws shall be a waiver of such right or any other right under this Note or applicable laws.
13.Successors and Assigns. This Note may be assigned or transferred by Lender to any person or third party without the prior written consent of the Borrower. Lender shall provide the Borrower at least five (5) days’ prior notice of any assignment by Lender of this Note. The Borrower may not assign or transfer this Note or any of the Borrower’s rights or obligations under this Note without the prior written consent of Lender. Subject to the foregoing, this Note shall be binding upon the undersigned and its respective successors and assigns, and shall inure to the benefit of and be enforceable by Lender and any of its successors and assigns.
14.Financial Information. For so long as this Note remains outstanding, the Borrower agrees to furnish Lender with copies of financial reporting information when and to the extent required to be provided under the Existing Credit Agreement or any replacement financing. In addition to the foregoing, the Borrower shall provide to Lender such other financial information and statements, including financial statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports, as Lender may reasonably request from time to time. Lender acknowledges and agrees that the information delivered pursuant to this Section may contain material, non-public information within the meaning of the United States federal and state securities laws with respect to the Borrower and its subsidiaries or any of their respective affiliates.
15.Miscellaneous.
(a)Submission to Jurisdiction; Waivers; Amendments. LENDER AND THE BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, AND THEY HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR FEDERAL COURT. LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER

BETWEEN THE BORROWER AND LENDER OF ANY KIND OR NATURE. No delay or failure on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Time is of the essence in respect of the performance of all payment obligations under this Note. The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and signed by the Borrower and Lender.
(b)Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND NO CONFLICTS OF LAW PRINCIPLES WILL APPLY TO THIS NOTE.
(c)Severability. In the event that any provision of this Note would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any jurisdiction.
(d)Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same final instrument. Electronic signatures and signed counterparts delivered by facsimile, PDF or other electronic means will have the same validity as original signed counterparts delivered manually for all purposes hereunder.
(e)Notices. All notices, demands, requests and other communications required or permitted hereunder, shall be in writing and shall be deemed to be given and delivered when received, or if earlier and regardless of whether or not actually received, five (5) days after deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, return receipt requested, addressed to the Borrower or Lender, as the case may be, at its address specified below, or at such other address as such party may have specified theretofore by notice delivered in accordance with this section and actually received by the other party. To the extent actual receipt is required, rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was received shall be deemed to be receipt of the notice, demand, request or other communication.
Addresses for Notice:
Borrower:

c/o System1, Inc.
4235 Redwood Avenue
Los Angeles, CA 90066
Attn: Tridivesh Kidambi

Lender:

Marc Mezzacca
23 S 23rd St Unit 7E
Philadelphia, PA 19103-3054

with a copy to:

Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, OH 45202
Attention: Peter A. Solimine

(f)Lost Note. The Borrower will issue a replacement note in the event of the loss, theft, destruction or mutilation of this Note, upon the request of Lender after receipt by the Borrower of a notarized lost note affidavit in form and substance reasonably acceptable to the Borrower.
(g)No Known Claims. The Borrower hereby acknowledges and agrees that as of the date hereof neither the Borrower nor any of its Affiliates have any known claims against Lender which could be asserted against Lender to contest the payment of amounts due to Lender under this Note.
(h)INDEMNIFICATION OF LENDER. THE BORROWER SHALL INDEMNIFY AND HOLD LENDER, ITS AFFILIATES AND LENDER’S SUCCESSORS AND ASSIGNS (EACH SUCH PERSON HEREIN REFERRED TO AS AN “INDEMNITEE”) HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, OBLIGATIONS OR RELATED EXPENSES INCURRED BY OR IMPOSED UPON OR ALLEGED TO BE DUE OF INDEMNITEE IN CONNECTION WITH (A) THE EXECUTION OR DELIVERY OF THIS NOTE, OR ANY OTHER AGREEMENT OR INSTRUMENT, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR, IN THE CASE OF ANY LENDER, THE ADMINISTRATION OF THIS NOTE, (B) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM OR (C) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY BROUGHT BY A THIRD PARTY OR BY THE BORROWER, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE OR STRICT LIABILITY OF THE INDEMNITEE; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH CLAIMS, LIABILITIES, LOSSES, DAMAGES, OBLIGATIONS OR RELATED EXPENSES (i) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED BY A MATERIAL BREACH OF THIS NOTE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (ii) RESULT FROM A CLAIM BROUGHT BY THE BORROWER AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER, IF THE BORROWER HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, THE BORROWER WILL ASSUME, TO THE EXTENT REQUESTED BY LENDER, THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND WILL PROMPTLY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN. LENDER MAY ELECT, IN ITS SOLE DISCRETION, TO MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING, AND THE BORROWER WILL PROMPTLY REPAY TO LENDER IN CASH THE AMOUNT OF SUCH PAYMENT. ALL AMOUNTS DUE UNDER THIS SECTION SHALL BE PAID WITHIN THIRTY (30) DAYS OF RECEIPT BY THE BORROWER OF AN INVOICE IN REASONABLE DETAIL; AND ANY PAYMENT RECEIVED AFTER SUCH THIRTY (30) DAY PERIOD SHALL ACCRUE INTEREST AT THE DEFAULT RATE.

NOTWITHSTANDING THE FOREGOING, LENDER SHALL BE OBLIGATED TO REFUND OR RETURN ANY AND ALL AMOUNTS PAID BY THE BORROWER UNDER THIS SECTION TO SUCH LENDER FOR ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OBLIGATIONS OR RELATED EXPENSES TO THE EXTENT SUCH LENDER IS DETERMINED NOT TO BE ENTITLED TO PAYMENT OF SUCH AMOUNTS IN ACCORDANCE WITH THE TERMS HEREOF.
THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.
BORROWER:

SYSTEM1 OPCO, LLC

By: /s/ Tridivesh Kidambi
Name: Tridivesh Kidambi
Title: Treasurer & Chief Financial Officer

LENDER:

/s/ Marc Mezzacca
MARC MEZZACCA

[Signature Page to Senior Unsecured Promissory Note]